Exhibit 10.12

CONSULTING AGREEMENT

Effective December 1, 2010, Charles C. McIlvaine (“Consultant”) and Armored AutoGroup. (“Company”) agree as follows:

1.             Services; Payment; No Violation of Rights or Obligations.  Consultant agrees to perform the Services (as defined in Exhibit A).  As the only consideration due Consultant regarding the subject matter of this Agreement, Company will provide Consultant the consideration in accordance with Exhibit A.  All activity relating to Services will be performed by and only by Consultant.  Consultant agrees that it will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.

2.             Ownership Rights; Proprietary Information; Publicity.

a.             Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of, or arise out of, the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company.  Consultant hereby makes all assignments necessary to accomplish the foregoing ownership.  Consultant shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.  Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.

b.             Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or for or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.”  Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information.  However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant.  Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement.  Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

c.             As additional protection for Proprietary Information, Consultant agrees that during the period that it is to be providing Services (i) and for one year thereafter, Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.  Without limiting the foregoing, Consultant may perform services for other persons only if such services do not represent a conflict of interest or a breach of Consultant’s obligation under this Agreement or otherwise.

d.             To the extent allowed by law, Section 2.a and any license to Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like.  Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, Company may and is hereby authorized to use Consultant’s name in connection with promotion of its business, products and services and to allow others to do so.  To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible.  Consultant will confirm any such ratifications and consents from time to time as requested by Company.  If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.

e.             If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3.             Warranties and Other Obligations.  Consultant represents, warrants and covenants that:  (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation,

Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein; (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.

4.             Term; Termination.  This Agreement shall begin on the Effective Date and continue for an unlimited period, or until the completion of the Services to Company’s satisfaction, unless earlier terminated as set forth below.  If either party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon 10 days’ notice unless the breach is cured within the notice period.  Company also may terminate this Agreement at any time, with or without cause, upon 7 days’ notice.  Sections 2 (subject to the limitations set forth in Section 2.c) through 8 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration.  Company may communicate such obligations to any other (or potential) client or employer of Consultant.

5.             Independent Contractor; No Employee Benefits.  Consultant is an independent contractor (not an employee or other agent) solely responsible for the manner and hours in which Services are performed, is solely responsible for all taxes, withholdings, and other statutory, regulatory or contractual obligations of any sort (including, but not limited to, those relating to workers’ compensation, disability insurance, Social Security, unemployment compensation coverage, the Fair Labor Standards Act, income taxes, etc.), and is not entitled to any to participate in any employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.  Consultant will ensure that its employees, contractors and others involved in the Services, if any, are bound in writing to the foregoing, and to all of Consultant’s obligations under any provision of this Agreement, for Company’s benefit and Consultant will be responsible for any noncompliance by them.  Consultant agrees to indemnify Company from any and all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction by or for or on behalf of Consultant.

6.             Assignment.  This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company.  Any attempt to do so shall be void.  Company may fully assign and transfer this Agreement in whole or part.

7.             Notice.  All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.  The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.  No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties.  In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.  In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees.  Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

IN WITNESS WHEREOF, the undersigned have entered into this Consulting Agreement as of the first date set forth above.

Charles C. McIlvaine		Armored Auto Group
(Consultant)

By	/s/ Charles C. McIlvaine	By	/s/ David P. Lundstedt

	Charles C. McIlvaine		CEO
	Printed (Name, Title and Address)		David P. Lundstedt
Chairman & CEO

Exhibit A

Scope of Services:

Consultant will provide services related to business development and provide assistance to the CEO.

Invoicing and Terms:

Consultant’s billing rate will be $20,000 per month.  Consultant will be paid monthly by Armored AutoGroup (including the option to direct deposit; information to be provided by Consultant).